Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-190512) and Form S-8 (Nos. 333-114837, 333-125091 and 333-166798) of Kelly Services, Inc. of our report dated February 13, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

Detroit, Michigan

February 13, 2014